Exhibit 10.5

MEZZANINE PLEDGE AND SECURITY AGREEMENT

THIS MEZZANINE PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of February 1, 2007, made by BREOF TCU GP LLC, a Delaware limited liability company, BREOF TCU LLC, a Delaware limited liability company, Phoenix Berry Street Limited Partnership, a Texas limited partnership, and Phoenix G.P. XVIII, Inc., a Texas corporation (each a “Pledgor” and collectively, the “Pledgors”), and Behringer Harvard TCU, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

RECITALS

A.            Lender has agreed to make a loan (the “Loan”) to Pledgors in the original principal amount of Eight Million One Hundred Twenty-Five Thousand Dollars ($8,125,000.00) pursuant to the terms of that certain Loan Agreement, dated of even date herewith, between Pledgors and Lender (herein, as the same may be amended or restated from time to time, the “Loan Agreement”); and

B.            Pledgors are the sole partners and the legal and beneficial owners of one hundred percent (100%) of the partnership interests in Berry Street Limited Partnership, a Texas limited partnership (the “Mortgagor”), which is the owner of the leasehold interest in the Property (as defined in the Loan Agreement); and

C.            One of the conditions precedent to the Lender’s making of the Loan under the Loan Agreement is Pledgors’ execution and delivery of this Agreement; and

D.            Pledgors and Mortgagor shall derive substantial direct and indirect benefits from the Loan.

NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.             Recitals; Definitions.  The recitals set forth above are true and correct and are incorporated herein by reference.  Capitalized terms not defined herein but which are defined in the Uniform Commercial Code as in effect from time to time in the State of Texas (the “UCC”) shall have the meanings given them in Article 8 or Article 9, as applicable, thereof. Other capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Agreement, in each case unless the context clearly requires otherwise.

2.             Pledge.

(a)           Grant of Security Interest.  As collateral security for the Indebtedness and the performance of all obligations under the Loan Documents, Pledgors presently and irrevocably pledge, hypothecate, assign, deliver and transfer to the Lender, and grant to the Lender a continuing first priority security interest in, all of their right, title and interest in and under the following property (collectively, the “Collateral”) whether now owned or hereafter acquired or coming into existence:

(i)                                     all of Pledgors’ right, title and interest, whether direct or indirect, whether legal, beneficial or economic, and whether fixed or contingent, (i) as the solepartners in and to the Mortgagor, including, without limitation, Pledgors’ right to vote on Mortgagor matters and Pledgors’ rights, now existing or hereafter arising or acquired, to receive from time to time its share of profits, losses, income surplus, return of capital, proceeds, fees, preferences, payments or distributions from Mortgagor (“Pledged Interest”);

(ii)                                  all Instruments, certificates, or other writings evidencing Pledgors’ Pledged Interest;

(iii)                               all of Pledgors’ right, title and interest in, to and under, respectively, that certain Amended and Restated Agreement of Limited Partnership of Mortgagor, dated as of January 25, 2005, executed by Pledgors (the “Partnership Agreement”),and the other organizational documents of Mortgagor;

(iv)                              all of Pledgors’ right, title and interest in, to and under all General Intangibles relating to or arising out of any of the foregoing; and

(v)                                 all Proceeds of any of the foregoing.

(b)           Security for Obligations.  This Agreement secures (i) the Indebtedness and (ii) all obligations of Pledgors under the Loan Agreement, the Note and all of the other Loan Documents (collectively, the “Secured Obligations”).

(c)           Perfection of Security Interest.  In furtherance of the grant of the pledge and security interest pursuant to Section 2(a) above, Pledgors hereby agree with Lender as follows:

(i)                                     If the Pledged Interest is not currently represented or evidenced by certificates or Instruments, Pledgors shall, upon the execution of this Agreement (A) cause the Mortgagor to keep as a part of its records of ownership a copy of this Agreement which shall evidence Pledgors’ pledge of the Pledged Interest to Lender and all other terms contained in this Agreement, and (B) cause the Mortgagor to agree to comply with any and all unilateral directions and other Instructions from Lender concerning such Pledged Interest given in accordance with this Agreement, without any further consent of (or regardless of contrary instructions of) Pledgors or any other person.

(ii)                                  Concurrently with the execution and delivery of this Agreement, Pledgors are delivering to Lender assignments of partnership interests in blank (the “Assignment of Interest”), in the form set forth on Exhibit A hereto, for the Pledged Interest, transferring all of the Pledged Interest in blank, duly executed by each Pledgor and undated.  Lender shall have the right, at any time in its discretion upon the occurrence and during the continuance of an Event of Default pursuant to Section 6(a) below, to transfer to, and to designate on the Assignment of Interest, any Person to whom the Pledged Interest is sold in accordance with the provisions hereof.

(iii)                               To the extent the Pledged Interest hereafter is represented or evidenced by certificates, Instruments or other writings (other than the Partnership Agreement) whether in bearer or registered form, Pledgors shall within three (3) days of receipt of any such certificates, Instruments or other writings (A) deliver to Lender such certificates, Instruments or other writings, as applicable and (B) deliver to Lender all necessary powers, instruments of transfer or assignment, each undated and duly executed in blank.

(iv)                              Regardless of whether the Collateral is represented or evidenced by certificates, Instruments or other writings, Pledgors shall do all other acts and deliver such other documents, and cause Mortgagor to do the same, as Lender reasonably deems necessary or desirable (or as are otherwise required by the laws of the jurisdiction governing perfection, the effect of perfection or nonperfection or the priority of Lender’s security interest) in order to perfect such security interest in the Collateral.  In furtherance of the foregoing, Pledgors hereby authorize Lender to file such UCC financing statements against Pledgors as Lender shall deem necessary or desirable containing a description of the Collateral pledged by Pledgors sufficient to satisfy the requirements of Article 9 of the UCC (the “UCC Financing Statements”).

(d)           Continuing Security Interest.  This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of all Indebtedness.  Upon the payment in full of all Indebtedness, the security interests granted herein shall terminate and all rights to the Collateral shall revert to Pledgors.  Upon any such termination, the Lender shall, at Pledgors’ sole expense, deliver to Pledgors, without any representations, warranties or recourse of any kind whatsoever (other than that such items are free and clear of any encumbrances or claims of Lender or anyone claiming by, through or under Lender), all certificates, Instruments and other writings representing or evidencing all Collateral then held by the Lender hereunder, if any, and execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination.

(e)           Waivers of Subrogation.  Pledgors hereby irrevocably waive any claim or other right which they may now have or hereafter acquire against the Mortgagor in connection with this Agreement or any other Loan Document.  If any amount shall be paid to Pledgors in violation of the preceding sentence and the Secured Obligations shall not have been finally paid and performed in full, such amount shall be deemed to have been paid to Pledgors for the benefit of, and held in trust for, the Lender, and shall immediately be paid to the Lender to be credited and applied, at Lender’s option, against the Secured Obligations, whether matured or unmatured in such order as the Lender shall determine.

3.             Representations and Warranties.  As of the date hereof Pledgors represent and warrant as follows:

(a)           Organization; Authorization.  Each Pledgor has been duly formed and is validly existing and in good standing under the laws of the state of formation.  Each Pledgor has full power and authority to execute this Agreement and to undertake and consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed by or on behalf of each Pledgor and constitutes the legal, valid and binding obligation of Pledgors and is enforceable against Pledgors in accordance with its terms, subject, as to enforceability, to the effect of applicable bankruptcy, insolvency and other similar laws limiting the enforcement of creditors’ rights generally and to general principles of equity.

(b)           Agreement Will Cause No Defaults.  The execution, delivery and performance of this Agreement by Pledgors does not and will not violate, or contravene (i) any term or provision of the organizational documents of Pledgors or any resolution or vote of Pledgors, (ii) any existing license, indenture or other material contract or agreement binding upon Pledgors or (iii) any existing law, statute, regulation, order, decree or judgment applicable to Pledgors or its property.

(c)           Ownership, No Liens, etc.  Pledgors are the legal, record and beneficial owner of, and have good and marketable title to the Collateral in which it grants a security interest to Lender under this Agreement, free and clear of all liens, security interests, options or other charges or encumbrances, other than the security interest granted pursuant hereto.  Pledgors are the sole partners in Mortgagor.

(d)           As to Pledged Interest.  The Pledged Interest is duly authorized and validly issued, and are fully paid and non-assessable and constitute all of the issued and outstanding membership interests in Mortgagor.  The Pledged Interest (i) is not “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) and (ii) is not credited to a “securities account”  within the meaning of Section 8-501(a) of the UCC.

(e)           Perfection.  Upon the filing of the UCC Financing Statements referred to in Section 2(c)(iv) in the places required under the UCC for perfection of security interests in the classes of collateral included in the Collateral, the security interestgranted pursuant to this Agreement will constitute a valid, perfected first priority security interest in all of the Collateral and related proceeds in which a security interest can be perfected by filing, enforceable against all creditors of Pledgors and any persons purporting to purchase any Collateral or receive any related proceeds from Pledgors, subject to the limitations in the UCC.

(f)            Authorization, Approval, etc.  No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other person (other than any that have been obtained and provided to Lender) is required either:

(i)                                     for the executions, delivery, and performance of this Agreement by Pledgors (other than any authorizations and approvals that have already been received or actions that have already been taken), or

(ii)                                  for the exercise by the Lender of (1) the voting and other rights provided for in this Agreement or (2) except as may be required in connection with a disposition of the Pledged Interest by laws relating to the offering and sale of securities generally, the remedies provided for in respect of the Collateral pursuant to this Agreement.

4.             Covenants.

(a)           Protect Collateral.  Pledgors agree that they will own at all times during the term of the Loan one hundred percent (100%) of the ownership interests in Mortgagor.  Pledgors agree that they shall not sell, assign, transfer, pledge or encumber in any other manner the Collateral (except for the pledge to Lender hereunder or an assignment to Lender or its designee pursuant to the Assignment of Partnership Interests).  Pledgors shall warrant and, at Pledgors’ expense, defend the right and title herein granted unto the Lender in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all persons whomsoever.

(b)           Further Assurances.  Pledgors shall, at Pledgors’ expense (i) promptly execute and deliver, and cause the Mortgagor to promptly execute and deliver, all further writings (including instruments of transfer or control) reasonably requested by Lender, and (ii) promptly take all further action, and cause the Mortgagor to promptly take all further action, that the Lender may reasonably request; in each case, in order to perfect and protect and maintain the perfection and priority of any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the rights and remedies under Section 7(b).

(c)           Organizational Documents.  Pledgors agree that they shall not and shall not permit any other person to amend or restate the certificate of formation of Mortgagor without Lender’s consent including but not limited to changing the location of its principal place of business or chief executive office, its name or reorganizing under the laws of another jurisdiction.

(d)           Consents.  Pledgors shall execute and deliver to Lender, upon its request at the time Lender exercises its remedies, any document required under the organizational documents of Pledgors or otherwise reasonably deemed necessary by Lender in order to evidence Pledgors’ consent to the Lender’s exercising of its remedies under this Agreement, including those set forth in Section 7(a) hereof wherein Lender becomes the record, legal and beneficial owner of the Collateral pledged under this Agreement.

(e)           Pledged Interest.  The Pledged Interest (i) will not become “financial assets” (within the meaning of Section 8-101(a)(9) of the UCC) and (ii) will not be credited to a “securities account” (within the meaning of Section 8-501(a) of the UCC).  The parties agree that the Pledged Interest constitutes “general intangibles” (as defined in Section 9-102 of the UCC); and Pledgors agree that the Pledged Interest is not and will not be investment company securities within the meaning of Section 8-103 of the UCC.

(f)            Subordination.  Pledgors hereby subordinate, and shall cause any Affiliate to subordinate, any claims or liens of Pledgors or such Affiliate against the Mortgagor of any kind (including any right of a Pledgor to a return of any capital contributed to the Mortgagor) to all of the Secured Obligations.  Upon the occurrence of an Event of Default under any of the Loan Documents, Pledgors and their Affiliates shall, upon Lender’s request, enforce any of their claims or liens as trustee for the Lender, and shall cause any receipts to be paid over to the Lender on account of the Secured Obligations without affecting in any manner the liability of Pledgors under this Agreement except to the extent of such payment.

(g)           Taxes and Assessments.  Pledgors shall pay, and hold Lender harmless from any liabilities with respect to payment of, any taxes or assessments which may be payable with respect to the Collateral (except any taxes or assessments arising after foreclosure) or in connection with any of the interests in Collateral created by this Agreement.

(h)           Subordination of Senior Loan if Acquired.  If, for any reason whatsoever, Pledgors or any Affiliate of Pledgors should acquire that certain loan evidenced by that certain Senior Note, dated of even date herewith, between Mortgagor and Lender (the “Senior Loan”), Pledgors hereby agree that such person’s rights with respect to the Senior Loan and all future advances and all modifications, amendments, increases, renewals or extensions thereof, and all of its present and future rights, title, security and lien interest as holder of the Senior Loan or otherwise with respect to the Property shall be deemed unconditionally and absolutely automatically subordinated as to right and time of payment and made junior in priority to any Secured Obligations and/or any lien of Lender with respect to the Loan and/or with respect to the Property, to the full extent of all indebtedness now or hereafter secured by the Senior Loan, including any and all future advances and all modifications, amendments, increases, renewals and extensions of the Senior Loan from time to time (all of the foregoing are hereinafter collectively, the “Senior Loan Interest”).  In addition, Pledgors hereby collaterally assign and grant to Lender a security interest in any interest it may have, now or in the future, in the Senior Loan, including the Senior Loan Interest.  In addition, Pledgors agree to cause any Affiliate of Pledgors that should acquire the Senior Loan to immediately collaterally assign all of such person’s rights with respect to the Senior Loan and the Senior Loan Interest to Lender and to execute all documents reasonably deemed necessary or beneficial by Lender to evidence and perfect a first priority lien in same.  Each Pledgor hereby acknowledges and agrees on behalf of itself and any such Affiliate that the foregoing provision shall be operative without the necessity of execution of any further documents.  Notwithstanding the foregoing, upon the request of Lender, Pledgors hereby agree to execute or cause the execution by any Affiliate of Pledgors of a subordination agreement, in form and content reasonably acceptable to Lender, evidencing the provisions of this Section.

(i)            Issuance of Interests or Securities.  Without the prior written consent of Lender, Pledgors shall not directly or indirectly vote to enable, or take any other action to permit, Mortgagor to issue any limited liability company interests or to issue additional securities convertible into or granting the right to purchase or exchange for any interests of or in Mortgagor.

5.             The Lender.

(a)           Lender Appointed Attorney-in-Fact.  Pledgors hereby irrevocably appoint the Lender as Pledgors’ attorney-in-fact, with full power and authority in the name and place of Pledgors or otherwise, (i) to take any action and to execute any instrument which the Lender may deem necessary or advisable to perfect the security interest granted hereby and (ii) after an Event of Default, to exercise any and all of its rights and remedies hereunder as the legal, record and beneficial owner of the Pledged Interest.  The power of attorney granted pursuant to this Section 5 is coupled with an interest and is irrevocable.

(b)           Lender May Perform.  If Pledgors fail to perform any agreement contained herein, the Lender may cause the same to be performed and the Lender’s reasonable expenses incurred in connection therewith shall be payable by Pledgors.

(c)           Lender Has No Duty.  The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession, the Lender shall have no duty with respect to any Collateral.

6.             Event of Default.  As used in this Agreement, an “Event of Default” shall mean the occurrence of any one or more of the following:

(a)           any failure in the observance or performance by Pledgors of any of its obligations, covenants or duties with respect to Sections 4(a) and 4(c) hereof; or

(b)           any other failure in the observance or performance by Pledgors of any of its obligations, covenants or duties hereunder which in the case of a failure to pay when due any amount required under this Agreement continues for a period of 5 business days after notice of such failure by Lender to Pledgors or with respect to any other such failure continues for a period of twenty (20) days after notice of such failure by Lender to Pledgors and if Pledgors promptly commence such cure within the 20 day period and diligently prosecutes the same to completion, then the cure period shall be extended for such period of time as may be reasonably necessary to effect a cure but in no event shall such period exceed 60 days; or

(c)           any representation or warranty made by Pledgors herein proves to be false or misleading in any material respect; or

(d)           the occurrence of an Event of Default as defined in the Loan Agreement or in the Note.

7.             Remedies.

(a)           Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(i)                                     Lender shall have the right, without any further action or consent of Pledgors to immediately direct the Mortgagor to identify the Lender or its designee on its books and records as the record, legal and beneficial owner of the Pledged Interest in full substitution of Pledgors.  The Lender or its designee shall thereafter have the sole right to exercise all rights, privileges, options and powers relating to the Pledged Interests.

(ii)                                  The Lender shall have the right, without the necessity of becoming the record and legal owner of the Pledged Interest as provided in Section 7(a)(i), to exercise in its sole discretion the voting power and all other rights of ownership with respect to any Pledged Interests.  All proceeds of the Collateral shall immediately be paid to Lender and shall be applied by Lender in accordance with the terms hereof.

(iii)                               The Lender shall have all of the rights and remedies of a secured party under the UCC.  In the exercise of such rights and remedies Lender may, without notice except as specified below, sell the Collateral or any part thereof at one or more public or private sales held at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem reasonable.  Pledgors agree that any private sale may result in prices and other terms less favorable then if such sale were a public sale.  Pledgors agree that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           Compliance with Restrictions.  In any public or private sale of any of the Collateral, the Lender is authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to comply with, or otherwise avoid any violation of applicable law regarding any public or private sale, including any required approval of the sale or of the purchaser by any governmental regulatory authority or official.  Such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner.  The Lender shall not be liable or accountable to Pledgors for any price reduction resulting from, or expense incurred as a result of, Lender’s compliance with any such limitation or restriction.  The Lender shall be under no obligation to delay any sale of any of the Collateral for the period of time necessary to permit the Mortgagor or Pledgors to register such Collateral for public sale under the Securities Act of 1933, as amended from time to time, or under applicable state securities laws.

(c)           Application of Proceeds.  All cash proceeds received by the Lender in respect of any sale of all or any part of the Collateral may be held by the Lender as additional Collateral security for, or then or at any time thereafter be applied in whole or in part by the Lender against all or any part of the Secured Obligations in such order as the Lender shall elect.  Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations shall be paid over to Pledgors or to whomsoever may be lawfully entitled to receive such surplus.

(d)           Indemnity and Expenses.  Pledgors hereby agree to indemnify and hold harmless the Lender and its agents, representatives and independent contractors from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement and actions taken to perfect the security interest in the Collateral), except claims, losses or liabilities to the extent resulting from the Lender’s or its agents’, representatives’ and independent contractors’ gross negligence or willful misconduct.  Upon demand, Pledgors agree to pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur, together with interest thereon at the rate of twelve and one-half percent (12 ½ %) per annum from the date incurred until the date paid, in connection with the exercise or enforcement of any of the rights of the Lender hereunder (including a sale of the Collateral) as well as the failure by Pledgors to perform or observe any of the provisions hereof.

(e)           Remedies Cumulative.  No remedy or right of the Lender hereunder, under any of the Loan Documents or otherwise available under applicable law or in equity, shall be exclusive of any other right or remedy.  Each such remedy or right shall be in addition to every other remedy or right now or hereafter existing under applicable law or in equity.  No delay in the exercise of, or omission to exercise, any remedy or right after any Event of Default shall impair any such remedy or right or be construed as a waiver of any such Event of Default or an acquiescence thereto, nor shall it affect any subsequent Event of Default of the same or different nature.  Every remedy or right may be exercised concurrently or independently and when and as often as may be deemed necessary by Lender.

8.             Miscellaneous

(a)           Amendments.  No amendment to or waiver of any provision of this Agreement nor consent to any departure by Pledgors herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

(b)           Protection of Collateral.  The Lender may take any action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

(c)           Notices.  Any notice, election, communication, request, approval or other document or demand required or permitted under this Agreement shall be in writing and shall be given in the manner provided in the Loan Agreement.  The addresses of the parties for such purpose (subject to change upon notice) are as follows:

If to Lender:                                                                               Behringer Harvard TCU, LLC
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attn: Chief Legal Officer
Facsimile: (214) 655-1610

with copy to:                                                                          Powell & Coleman, L.L.P.
8080 North Central Expressway, Suite 1380
Dallas, Texas 75206
Attn: Carol D. Satterfield
Facsimile: (214) 373-8768

If to Borrowers:                                                             Phoenix Berry Street Limited Partnership
and Phoenix G.P. XVIII, Inc.,
c/o Phoenix Property Company
2626 Howell St., Suite 800
Dallas, Texas 75204
Attn: Jason P. Runnels
Facsimile: (214) 880-0320

with copy to:                                                                          Brookfield Real Estate Opportunity Fund
BCE Place, 181 Bay St., Suite 300
Toronto, Ontario
Canada M5J 2T3
Attn: David Arthur
Facsimile: (416) 359-8650

and with copy to:                                                   Stutzman, Bromberg, Esserman & Plifka
2323 Bryan St., Suite 2200
Dallas, Texas 75201
Attn: John J. Reoch, Jr.
Facsimile: (214) 969-4999

(d)           Section Captions.  Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

(e)           Severability.  Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f)            Entire Agreement.  This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

(g)           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the substantive law of the State of Texas without regard to the application of choice of law principles.  Pledgors and Lender each hereby consent to the personal jurisdiction of the state courts of the State of Texas located in Tarrant County, Texas in any action that may be commenced to enforce rights hereunder.

(h)           Waiver of Jury Trial.  PLEDGORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT PLEDGORS MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER STATEMENTS OR ACTIONS RELATED HERETO.  PLEDGORS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE LENDER TO DISBURSE THE LOAN AND TO ENTER INTO THE OTHER LOAN DOCUMENTS.  BY ITS ACCEPTANCE OF THIS AGREEMENT LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT LENDER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER STATEMENTS OR ACTIONS RELATED HERETO.

(i)            Successors and Assigns.  This Agreement shall inure to the benefit of Lender and its respective successors, assigns and representatives and shall bind Pledgors and their respective successors, assigns and representatives.

(j)            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same document.

(k)           Irrevocable Authorization and Instruction to Mortgagor.  Pledgors authorize and instruct the Mortgagor to comply with any instruction received by it and given by Lender in accordance with this Agreement concerning the Collateral or this Agreement.

(l)            Sole and Absolute Discretion.  Any option, consent, approval, discretion or similar right of Lender set forth in this Agreement may be exercised by Lender in its sole, absolute and unreviewable discretion, unless the provisions of this Agreement specifically require another standard for such option, consent, approval, discretion or similar right.

(m)          Assignment of Interest.  Without limiting any rights of Lender set forth herein, Lender agrees to hold the Assignment of Interest in trust until such time as Lender exercises its rights with respect to the Assignment of Interest as set forth in this Agreement. When the Indebtedness is paid in full and if Lender has not exercised its rights under this Agreement with respect to the Assignment of Interest, Lender shall, at Pledgors request, return to Pledgors or destroy the Assignment of Interest.

9.             Accommodation.  Pledgors have executed and delivered this Agreement as an accommodation and in order to induce Lender to make the Loan.  Accordingly, to the fullest extent permitted by law, Pledgors agree that they shall not assert or take advantage of, and hereby waive, all the following:

(a)           Any right to require Lender to (i) proceed against the Mortgagor or any other person or (ii) to proceed against or exhaust any other security held by Lender at any time or (iii) to pursue any other remedy in Lender’s power before exercising any right or remedy under this Agreement;

(b)           Any defense that may arise by reason of:

(i)                                     Any of the matters set forth in Section 2(e) hereof (as more particularly provided in such section); or

(ii)                                  The release, suspension, discharge or impairment of any of Lender’s rights against the Mortgagor or any other party against whom Lender might assert a claim, whether such release, suspension, discharge or impairment is explicit, tacit or inadvertent; or

(iii)                               Lender’s failure to pursue any other remedies available to Lender that would reduce the Secured Obligations or the obligations under the Senior Loan; or

(iv)                              The lack of authority of the Mortgagor or any other person or persons; or

(v)                                 The failure of Lender to file or enforce a claim against the estate (in either administration, bankruptcy or any other proceedings) of Mortgagor or any other person or persons;

(c)           Demand, protest and notice of any kind, including, without limitation, the following notices (but excluding any and all rights of grace, notice or opportunity for cure expressly provided in the Loan Documents):

(i)                                     Notice of the evidence, creation or incurring of any new or additional indebtedness or obligation under the Loan Documents; or

(ii)                                  Notice of any action or non-action on the part of Mortgagor or Lender in connection with any of the Senior Loan or any of the collateral security the Senior Loan; or

(iii)                               Notice of payment or non-payment by Pledgors of the Secured Obligations;

(d)           Any right to assert against the Lender any defense arising by reason of any claim or defense based upon an election of remedies by the Lender;

(e)           Any rights arising because of Pledgors’ payment or satisfaction of the Secured Obligations against (i) the Mortgagor, by way of subrogation to the rights of Lender or otherwise or (ii) any other guarantor or any other party obligated to pay any of the indebtedness secured hereby, by way of contribution or reimbursement or otherwise;

(f)            Any duty on the part of Lender to disclose to Pledgors any default under the Loan Documents;

(g)           Any duty on the part of Lender to disclose to Pledgors any facts Lender may now know or may hereafter know about the Mortgagor regardless of whether Lender (i) has reason to believe that any such facts materially increase the risk beyond the risk which Pledgors intend to assume by executing this Agreement, (ii) has reason to believe that these facts are unknown to or (iii) has a reasonable opportunity to communicate such facts to Pledgors.  Pledgors shall be fully responsible for being and keeping informed of the financial condition of the Mortgagor or any successor in interest of the Mortgagor and of all circumstances bearing on the risk of non-payment of any of the Senior Loan; or

(h)           Subject to the other express provisions hereof and of applicable law regarding the manner of sale, any right to object to the release of any portions of the collateral (including the Collateral) from the lien of this Agreement or the Loan Documents notwithstanding the fact that such releases may be made without Lender’s having received any or adequate consideration therefor.

Lender may, without demand or notice to or consent of Pledgors (i) release any party now or hereafter liable for the performance of the Secured Obligations, (ii) extend the time for the performance of the Secured Obligations, (iii) accept additional security for the Secured

Obligations, and (iv) alter, substitute or release any property securing such payment or performance.

Before executing this Agreement, Pledgors have made such independent legal and factual inquiries and investigations as Pledgors deemed necessary or desirable with respect to the ability of Mortgagor to perform all its obligations under the Senior Loan Documents.  Pledgors have relied solely on such independent inquiries and investigations in entering into this Agreement.

The provisions of this Section 9 shall be in addition to, and shall not in any manner limit or alter, the provisions of Section 2(e) and (f).

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

PLEDGORS

BREOF TCU GP LLC,
a Delaware limited liability company

By:	/s/ Steven Ganeless
Name:	Steven Ganeless
Title:	Authorized Signing Officer

BREOF TCU LLC,
a Delaware limited liability company

By:	/s/ Steven Ganeless
Name:	Steven Ganeless
Title:	Authorized Signing Officer

PHOENIX BERRY STREET LIMITED PARTNERSHIP,
a Texas limited partnership

By:	Phoenix G.P. XVIII, Inc.,
a Texas corporation

By:	/s/ Jason P. Runnels
Name: Jason P. Runnels
Title: Vice President

PHOENIX G.P. XVIII, INC.,
a Texas corporation

By:	/s/ Jason P. Runnels
Name:	Jason P. Runnels
Title:	Vice President

LENDER

BEHRINGER HARVARD TCU, LLC
a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Secretary